EXHIBIT 32.1

Statement Pursuant to Section 906 the Sarbanes-Oxley Act of 2002 By

Principal Executive Officer

Regarding Facts and Circumstances Relating to Exchange Act Filings

Dated: November 21, 2022

I, James T. Walesa, Chief Executive Officer of Clearday, Inc., hereby certify, to my knowledge, that:

1. the accompanying Quarterly Report on Form 10-Q of Clearday, Inc. for the six month period ended September 30, 2022 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934, as amended; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Clearday, Inc.

IN WITNESS WHEREOF, the undersigned has executed this Statement as of the date first written above.

/s/ James T. Walesa
James T. Walesa
President and Chief Executive Officer